UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2010
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China 610207
(Address of principal executive offices)(Zip Code)

+86 028 8574 5593
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Apollo Solar” refer to Apollo Solar Energy, Inc., a Nevada corporation.

Item 1.01  Entry into a Material Definitive Agreement

On November 5, 2010, Apollo Solar Energy, Inc. (the “Company”) entered into a Refined Tellurium Supply Agreement (the “Agreement”) with First Solar, Inc. (“First Solar”) pursuant to which the Company agreed to sell to First Solar, and First Solar agreed to purchase, certain minimum annual volumes of refined tellurium generated at the Company’s refinery factory in Sichuan province, P. R. China, provided such tellurium meets First Solar’s specification as set forth in the Agreement. The Company is required to maintain capabilities necessary to produce and sell to First Solar such  minimum annual volumes of tellurium, and has granted to First Solar an option to purchase additional quantities of tellurium on specified terms in the event such additional quantities become available.    The Company also covenants to standard product warranty and indemnification obligations.  The Agreement will expire on December 31, 2015, unless sooner terminated by either party in certain circumstances, or extended in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

Dated: November 12, 2010	/s/ Jingong Pan
Jingong Pan
Chief Executive Office